UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

EcoEmissions Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-150463	80-0154562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

     455 South 48th St., Suite 106, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

928-978-4215
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers

On May 23, 2011 James P. Geiskopf tendered his resignation as a Director of the Company. Mr. Geiskopf is resigning for personal reasons and will be pursuing other business opportunities. Mr. Geiskopf has been contemplating his resignation for several months. He strongly believes in the Company’s potential and its product. Now that the Company has achieved both National attention, such as the recent article in the National Fisherman Magazine, and Internationally through the exposure at Monaco at the “CleanEquity Monaco” he believes this is the appropriate time to make this decision.

There are no disagreements between the Company and Mr. Geiskopf.

On May 31st the Company has accepted Mr. Geiskopf’s resignation with an appreciation of thanks for his service to the Company. We wish him well in his future endeavors. After Mr. Geiskopf’s resignation the Company has two directors consisting of: Mr. Larry N. Lorenz and Mr. Thomas L. Crom.

Mr.Geiskopf has reviewed this form 8K and agrees with its contents.

ITEM 8.01 OTHER EVENTS.

The Company has issued the following new releases which are attached as exhibits.

-On May 18th the Company issued a news release titled “EcoEmissions Solutions, Inc. and the Discovery’s Channel “The Deadliest Catch” (“The Kodiak”) Join Forces for a Greener Planet.
-On May 23rd the Company issued a news release title “EcoEmissions Featured in April 2011 Issue of National Fisherman Magazine.”

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

99.1*	Press Releases

* Furnished Herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoEmissions Solutions Inc.

By:	/s/ Thomas L. Crom
Name: Thomas L. Crom
Title: Chief Executive Officer

Dated: June 1, 2011